Exhibit 11.1



                               Sodak Gaming, Inc.
                       CALCULATION OF EARNINGS PER COMMON
                           AND COMMON EQUIVALENT SHARE
                                   (Unaudited)

                                                                                   THREE MONTHS
                                                                   THREE MONTHS        ENDED
                                                    THREE MONTHS       ENDED      MARCH 31, 1997
                                                        ENDED     MARCH 31, 1997,  AS PREVIOUSLY
                                                  MARCH 31, 1998    AS ADJUSTED       REPORTED
                                                    ------------   ------------    ------------
SHARES OUTSTANDING
     Weighted average common shares outstanding       22,758,408     22,757,688      22,757,688
     Adjustments for common stock equivalents (1)         24,621        194,486         194,486
                                                    ------------   ------------    ------------
     WEIGHTED AVERAGE NUMBER OF COMMON AND
       COMMON EQUIVALENT SHARES OUTSTANDING           22,783,029     22,952,174      22,952,174
                                                    ============   ============    ============


NET EARNINGS (LOSS)                                 $  1,952,520   $ (2,546,104)   $  1,279,511
                                                    ============   ============    ============

EARNINGS (LOSS) PER SHARE, BASIC                    $       0.09   $      (0.11)   $       0.06
                                                    ============   ============    ============

EARNINGS (LOSS) PER SHARE, DILUTED                  $       0.09   $      (0.11)   $       0.06
                                                    ============   ============    ============

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(1)     Represents adjustment computed under the treasury stock method for stock options granted at fair market value at date of grant.